Exhibit 10.6

Pinnacle Food Inc.

Distributor Agreement

THIS AGREEMENT is made as of the 21st day of November, 2023 (the “Effective Date”)

BETWEEN:

Party A: Pinnacle Food Inc.

2140-950 Seaborne Ave

Port Coquitlam, BC, Canada V3B 0R9

(the “The Brand Owner”)

OF THE FIRST PART

AND:

Party B: BILLIONS TRADING COMPANY LIMITED

68 Hutchinsons Rd, Bucklands Beach

Auckland 2014, New Zealand

(the “Distributor”)

OF THE SECOND PART

(The Brand Owner and the Distributor are hereinafter sometimes referred to individually as “Party” and collectively as “Parties”)

Both Party A and Party B, guided by the principles of mutual benefit and joint development, have reached the following agreement through amicable discussions concerning Party B’s application to become a distributor for Party A’s FaaS (Farming as a Service) which includes PFAI Series Product (PFAI Model S Farming System refer to herein as Model S and PFAI Model M Farming System refer to herein as Model M) and PF Farming Service (PF Farming Service Lite and PF Farming Service Plus).

1. Brand and Authorization

1.1.	Party A holds PFAI registered trademarks, associated copyrights, patents, business logos, and other resources. Party A reserves the right to develop distributors.

1.2.	Party A authorizes Party B to operate both offline channels (designated physical store areas or storefront) and online channels (including e-commerce, live streaming and etceteras).

2. Duration of Cooperation

The cooperation will last for 2 years, from November 21st, 2023 to November 20th, 2025. Should no renewal be made one month before the end of this period, Party B will no longer be recognized as a distributor of Party A’s.

3. Content of Cooperation

3.1.	Party A authorizes Party B to be a distributor of PFAI Series Product, responsible for marketing, sale, and services.

3.2.	Party A authorizes Party B to be the service provider of Party A’s PF Farming Service, responsible for its marketing, sales, and service implementation. The service promotion scope includes Party A’s PFAI Series Product’s members (those who purchase Party A’s PFAI Series Product and thus become Party A’s member) and their renewal and customization of PF Farming Service, as well as non-member consumers of Party A.
However, Party B is not allowed to arbitrarily modify the content of the PF Farming Service or the brands and quantities of the included consumables.

4. Ordering, Payment, and Commission

4.1.	Party B will order 900 units of Model M (each unit of Model M comes with a complimentary PF Farming Service Plus) according to the agreement between both parties.

4.2.	Party B will pay Party A the full amount of CAD 1,782,000 for the ordered PFAI Series Product in 6 months which is May 21st, 2024.

4.3.	Party A promises Party B that the commission rate for PFAI Series Product is 15%. The settlement period is calculated in the following two ways:

4.3.1.	If Party B could not sell all the ordered products within one calendar year, Part A should settle the commission payment according to the sales of Party B at the end of the calendar year.

4.3.2.	If Party B completed the product sales within one calendar year, Party A should settle the the commission payment after Party B submitted an application and place next order of PFAI Series Products.

4.4.	Party B could sell or renew PF Farming Service independently, with a discounted wholesale price, which is 25% off the member prices of PF Farming Service:

4.4.1.	The retail price of the PF Farming Service Lite is CAD 180, the member price is CAD 144, and Party B’s wholesale price is CAD 108;

4.4.2.	The retail price of the PF Farming Service Plus is CAD 900, the member price is CAD 720, and Party B’s wholesale price is CAD 540.

5. Rights and Obligations of Party A

5.1.	Party A guarantees the quality of its products and the quality of the consumables included in its PF Farming Service.

5.2.	Party A will provide periodic training and support for Party B’s personnel on the installation, and maintenance of PFAI Series Product, and on the seed proportions, nutrient solutions, and cultivation techniques included in the PF Farming Service every 6 months.

5.3.	Party A, through data analysis and laboratory experiments, will continuously optimize the Pinnacle Food FaaS: seeds selections, the scheduling and concentration ratios of nutrient solutions, and related control system parameter adjustments and etcetera. Party A ensures the timely sharing of these results with Party B and consistently offers the latest products and services to the customers.

5.4.	Party A commits not to conduct sales promotions in the offline areas covered by Party B’s operations. For online promotions and advertising managed by Party A’s marketing team will guide potential customers to Party B’s own online platform based on the areas where Party B’s physical stores located, and promptly assisting Party B in attracting online traffic.

6. Rights and Obligations of Party B

6.1.	Party B must strictly adhere to the market sales prices set by Party A and complete the sales of PFAI Series Product and PF Farming Service. Party B is not allowed to independently raise or lower the prices. Party B shall not sell counterfeit products or materials of Party A’s brand. Any consequences and liabilities arising from this shall be borne solely by Party B.

6.2.	Party B should set up dedicated service personnel and participate in the product service training organized by Party A promptly.

6.3.	Party B must ensure that when installing the Model M, all sensors are connected to the internet so that Party A’s Smart Farming Systems can provide services to the customers promptly.

6.4.	Party B is obligated to periodically feedback to Party A about customer demands, new industry trends, product feedback, and other market information.

7. Continuation, Modification, and Termination of the Agreement

7.1.	Party B shall apply to Party A for a renewal 3 months before the expiration of this contract. Upon Party A’s approval, both parties will sign a new agreement, with Party B having the priority right to renew under the same conditions.

7.2.	Before the termination of this agreement, both Party A and Party B must settle all outstanding payments, including but not limited to payments for goods and commissions.

8. Confidentiality

8.1.	During the cooperation, neither party may disclose the contents of this agreement or transfer any rights and obligations specified herein without the other party’s consent.

8.2.	Both parties shall not disclose any secrets obtained during the execution of this contract, whether within its validity period or afterward.

9. Dispute Resolution

Any disputes arising from or in connection with this agreement shall first be settled amicably between both parties. If this fails, the parties may submit the dispute for arbitration in a British Columbia court.

10. Miscellaneous

10.1.	This agreement becomes effective upon signing and stamping by both parties.

10.2.	Two copies of this agreement will be made, with Party A and Party B each holding one.

Party A: Pinnacle Food Inc

Representative: Jiulong You

Signature:	/s/ Jiulong You

Date: 11/21/2023

Party B: BILLIONS TRADING COMPANY LIMITED

Representative: Xiaoyi Yang

Signature:	/s/ Xiaoyi Yang

Date: 11/21/2023